                                                                   EXHIBIT 12.1


                           CONTINENTAL AIRLINES, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)



                                              THREE      THREE       SIX        SIX
                                              MONTHS     MONTHS     MONTHS     MONTHS
                                              ENDED      ENDED      ENDED      ENDED
                                             6/30/98    6/30/97    6/30/98    6/30/97      1997      1996      1995      1994
                                             -------    -------    -------    -------      ----      ----      ----      ----
 Earnings:
      Earnings (Loss) Before Income
        Taxes,
          Minority Interest and
          Extraordinary Items                $   275    $   208    $    412    $   332    $  639    $   428   $   310    $ (651)
      Plus:
          Interest Expense (a)                    44         42          84         84       166        165       213       241
          Capitalized Interest                   (15)        (8)        (28)       (14)      (35)        (5)       (6)      (17)
          Amortization of Capitalized
              Interest                             1          1           2          2         3          3         2         1
          Portion of Rent Expense
              Representative of
              Interest Expense (a)               113         94         223        188       400        359       360       337
                                             -------    -------    --------    -------    ------    -------   -------    ------
                                                 418        337         693        592     1,173        950       879       (89)
                                             -------    -------    --------    -------    ------    -------   -------    ------

 Fixed Charges:
      Interest Expense (a)                        44         42          84         84       166        165       213       241
      Portion of Rent Expense
          Representative of Interest
          Expense (a)                            113         94         223        188       400        359       360       337
                                             -------    -------    --------    -------    ------    -------   -------    ------
 Total Fixed Charges                             157        136         307        272       566        524       573       578
                                             -------    -------    --------    -------    ------    -------   -------    ------

 Coverage Adequacy (Deficiency)              $   261    $   201    $    386    $   320    $  607    $   426   $   306    $ (667)
                                             =======    =======    ========    =======    ======    =======   =======    ======

 Coverage Ratio                                 2.66       2.48        2.26       2.18      2.07       1.81      1.53       n/a
                                             =======    =======    ========    =======    ======    =======   =======    ======




                                           4/28/93      1/1/93
                                           THROUGH      THROUGH
                                           12/31/93     4/27/93
                                           --------     -------
 Earnings:
      Earnings (Loss) Before Income
        Taxes,
          Minority Interest and
          Extraordinary Items             $     (52)  $    (977)
      Plus:
          Interest Expense (a)                  165          52
          Capitalized Interest                   (8)         (2)
          Amortization of Capitalized
              Interest                            0           0
          Portion of Rent Expense
              Representative of
              Interest Expense (a)              216         117
                                          ---------   ---------
                                                321        (810)
                                          ---------   ---------

 Fixed Charges:
      Interest Expense (a)                      165          52
      Portion of Rent Expense
          Representative of Interest
          Expense (a)                           216         117
                                          ---------   ---------
 Total Fixed Charges                            381         169
                                          ---------   ---------

 Coverage Adequacy (Deficiency)           $     (60)  $    (979)
                                          =========   =========

 Coverage Ratio                                 n/a         n/a
                                          =========   =========


 Note: A vertical black line is shown in the table above to separate Continental's post-reorganized consolidated financial data from its predecessor since they have not been prepared on a consistent basis of accounting.

          (a) Includes Fair Market Value Adjustments resulting from the Company's emergence from bankruptcy.